                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                JEFFERSON SAVINGS BANCORP, INC.
----------------------------------------------------------------
       (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement,
                if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

     5.     Total fee paid:
_________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

[LOGO]

_________________________________________________________________








                        March 27, 1997


Dear Stockholder:

     We invite you to attend the 1997 Annual Meeting of the Stockholders of Jefferson Savings Bancorp, Inc. to be held at the Radisson Hotel Denton, 2211 I-35 E. North, Denton, Texas, on
Tuesday, May 6, 1997 at 9:00 a.m., Central Time.

     The Annual Meeting has been called for the election of directors and ratification of auditors. Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 1996 fiscal year. Directors and officers of the Company, as well as representatives of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions the stockholders may have.

     You are cordially invited to attend the Annual Meeting. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     To help us with our planning, please check the box on the proxy card if you plan to attend the meeting in person.

                             Sincerely,

                             /s/ David V. McCay

                            David V. McCay
                            Chairman of the Board
                            President and Chief Executive Officer

_________________________________________________________________
                JEFFERSON SAVINGS BANCORP, INC.
                    14915 MANCHESTER ROAD
                  BALLWIN, MISSOURI  63011
                       (314) 227-3000
_________________________________________________________________

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON MAY 6, 1997
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders (the "Annual Meeting") of Jefferson Savings Bancorp,
Inc. (the "Company"), will be held at the Radisson Hotel Denton,
2211 I-35 E. North, Denton, Texas at 9:00 a.m., Central Time, on
Tuesday, May 6, 1997.

     The Annual Meeting is for the purpose of considering and acting upon:

     1.     The election of one director;

     2.     The ratification of auditors; and

     3. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Any action may be taken on any one of the foregoing pro-posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 19, 1997 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjourn-ments thereof.

     A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at the Denton branch of First Federal Savings Bank of North Texas, 321 W. Oak, Denton, Texas during the ten days prior to the Annual Meeting.

     The Company's Proxy Statement for the Annual Meeting accompanies this Notice and a form of proxy is enclosed herewith. You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Gary G. Honerkamp

                           GARY G. HONERKAMP
                           SECRETARY
Ballwin, Missouri
March 27, 1997
_________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
_________________________________________________________________

                  PROXY STATEMENT
                        OF
           JEFFERSON SAVINGS BANCORP, INC.
                14915 MANCHESTER ROAD
                BALLWIN, MISSOURI  63011

             ANNUAL MEETING OF STOCKHOLDERS
                     MAY 6, 1997

_________________________________________________________________
                        GENERAL
_________________________________________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Jefferson Savings Bancorp, Inc. (hereinafter called the "Company") to be used at the 1997 Annual Meeting of Stockholders of the Company (hereinafter called the "Annual Meeting"), which will be held at the Radisson Hotel Denton, 2211 I-35 E. North, Denton, Texas on Tuesday, May 6, 1997, at 9:00 a.m., Central Time. The accompany-ing Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about March 27, 1997.

_________________________________________________________________
           VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominee for director named below and for the ratification of auditors described herein. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder's proxy.

_________________________________________________________________
       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
_________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, $.01 par value per share (the "Common Stock"). Stockholders of record as of the close of business on March 19, 1997 (the "Record Date") are entitled to one vote for each share of Common Stock then held, other than shares of the Common Stock beneficially owned by any person in excess of 10% of the shares of Common Stock outstanding in violation of the Company's Certificate of Incorporation, which shares are not counted as shares entitled to vote, may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and may not be counted as outstanding for purposes of determining a quorum or the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. As of the Record Date, there were 4,969,382 shares of Common Stock issued and out-standing.

     Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who have filed the reports required of persons beneficially owning more than 5% of the Common Stock or who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

                                      AMOUNT AND     PERCENT OF
                                      NATURE OF      SHARES OF
NAME AND ADDRESS                      BENEFICIAL     COMMON STOCK
OF BENEFICIAL OWNERS                  OWNERSHIP(1)   OUTSTANDING
------------------                    ---------      ------------

Mary Kathryn Drake                    416,500 (2)       8.3%
2104 Dornoch
League City, Texas  77573

Intrepid, Ltd.                        374,250           7.5%
#7 Wild Tamarind Drive
Nassau, Bahamas

Jefferson Savings Bancorp, Inc.       545,622 (3)      10.9%
Employee Stock Ownership Plan
  and Trust
14915 Manchester Road
Ballwin, Missouri  63011

_______________
(1) For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named persons exercise sole voting and investment power over the shares of the Common Stock.
(2) Based on information provided by Ms. Drake. Includes 12,500 shares held as trustee for the William K. Drake Defined Benefit Plan and 100 shares held by William K. Drake.
(3) Consists of shares held in a suspense account for future allocations among participating employees as the loan used to purchase the shares is repaid. The ESOP Trustee, Boatmen's Trust Company, votes all allocated shares in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no voting instructions have been received are voted by the ESOP Trustee in the same proportion as participants direct the voting of allocated shares or, in the absence of such voting direction, as directed by the Company, or in the absence of such direction by the Company, in the ESOP Trustee's sole discretion. At the Record Date, 163,084 shares had been allocated.

_________________________________________________________________
              PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

     The Company's Board of Directors is currently composed of six members. Under the Company's Certificate of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. At the Annual Meeting, one director will be elected for a term expiring at the Annual Meeting to be held in the year 2000. The Board of Directors has nominated Director Edward G. Throop to serve for an additional term of three years and until his successor is elected and qualified. Under Delaware law, directors are elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors.


     Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominee. If the nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why the nominee might be unavailable to serve.

     The following table sets forth, for the nominee and each continuing director, his name, age as of the Record Date, the year he first became a director of the Company's principal subsidiary, Jefferson Savings and Loan Association, F.A. (the "Association") and the expiration of his current term as a director of the Company. All of the Company's current directors (other than Mr. Miller who was first elected a director in 1995) were initially appointed as directors in 1992 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Association. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person has been selected as a director or nominee for director of the Company, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE
LISTED BELOW.

                       AGE AS        YEAR FIRST
                       OF THE        ELECTED AS         CURRENT
                       RECORD        DIRECTOR OF          TERM
NAME                    DATE         THE ASSOCIATION    TO EXPIRE
-----                  ------        ---------------    --------
                   BOARD NOMINEE FOR A TERM TO EXPIRE
                        AT THE 2000 ANNUAL MEETING

Edward G. Throop         47              1985             1997

                    DIRECTORS CONTINUING IN OFFICE

David V. McCay           54              1989             1998
Forrest W. Miller, Jr.   53              1995             1998
Frank C. Bick            70              1960             1999
William W. Canfield      58              1987             1999
Lloyd D. Doerflinger     61              1958             1999

     Presented below is certain information concerning the nominee and directors continuing office. Unless otherwise stated, all directors and the nominee have held the positions indicated for at least the past five years.

     EDWARD G. THROOP - Mr. Throop is President of C4
Corporation, a real estate development firm headquartered in Chesterfield, Missouri. He is a member of the Chesterfield
Chamber of Commerce and the St. Louis Counts.

     DAVID V. MCCAY - Mr. McCay is Chairman of the Board, President and Chief Executive Officer of the Company and has been President and Chief Executive Officer of the Association since 1989. Mr. McCay also serves as a director and as Chairman of the Board and Chief Executive Officer of the Company's Texas subsidiary, First Federal Savings Bank of North Texas (the "Bank"). Prior to joining the Association, from 1973 to 1989, Mr. McCay was employed by the Boatmen's National Bank of St. Louis, leaving as President - South Region and head of the Indirect Lending/Leasing Division. Mr. McCay has served in various capacities with numerous civic and charitable organizations, including the South County Y.M.C.A., the American Cancer Society and the United Way.

     FORREST W. MILLER, JR. - Mr. Miller and his wife are the owners of Royale Orleans Banquet Center. He is a past State President of the Missouri Restaurant Association and is a former President and Chairman of the Board of the St. Louis Chapter of the Missouri Restaurant Association. He is currently active in many civic and charitable organizations.

     FRANK C. BICK - Mr. Bick is the Chairman of Bick Broadcasting Company, which owns and operates three radio stations in the Hannibal, Missouri area and three radio stations in Sedalia, Missouri. He is the retired publisher of the St. Louis Suburban Newspapers. He is a retired member of the St. Louis County Board of Police Commissioners and has been active in Regional Justice Information Systems.

     WILLIAM W. CANFIELD - Mr. Canfield is the President of TALX
Corporation, St. Louis, Missouri, which is engaged in developing and marketing interactive voice response systems.

     LLOYD D. DOERFLINGER - Mr. Doerflinger currently is retired. From 1988 until 1989, he was the acting President and Chief Executive Officer of the Association. He currently is active in charitable and religious organizations in St. Louis and Florida.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information including their ages as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.

     GARY G. HONERKAMP, 49, has served as a Senior Vice President and Secretary of the Company since 1992. He has served with the Association since 1968 and has been Senior Vice President/Chief Financial Officer, Secretary and Compliance Officer since 1992. Since 1995, he has also served on the Board of Directors and as Treasurer and Assistant Secretary of the Bank.

     PAUL J. MILANO, 40, has served as Senior Vice President, Treasurer, Chief Financial Officer and Senior Accounting Officer of the Company since 1992. He joined the Association as Chief Accounting Officer in 1990 and has served as Senior Vice President/Senior Operations Officer and Senior Accounting Officer of the Association since January 1992. Since 1995, Mr. Milano has also served on the Board of Directors of the Bank. Prior to joining the Association, he served for nine years with KPMG Peat Marwick LLP, leaving in 1990 as Manager. He is a member of the American Institute of Certified Public Accountants, the Missouri Society of Certified Public Accountants and the Financial Managers Society.

     JOHN P. DEVES, 32, has served as Senior Vice President/Sales Division of the Company since 1994. Mr. Deves was hired by the Association in 1991 to assist in the divestiture of real estate investments and real estate acquired through foreclosure. He was elected Senior Vice President of the Bank in 1995. Mr. Deves is responsible for the Sales Division which networks the origination of real estate related loans, markets for sale of deposit account products and promotes the sale of investment services.

     JOHN D. SCHLECHT, 59, has served as Senior Vice
President/Senior Loan Officer of the Company since 1994. He joined the Association as a commercial loan officer in 1987 and has been Senior Vice President/Senior Loan Officer of the
Association since 1990.

_________________________________________________________________
        MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
_________________________________________________________________

     The Company's Board of Directors conducts its business through meetings of the Board and of its committees. The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended December 31, 1996, the Board met 11 times. No director attended fewer than 75% in the aggregate of the total number of Board meetings held during the year ended December 31, 1996 and the total number of meetings held by committees on which he served during such fiscal year. The Board of Directors has standing Audit, Nominating and Compensation Committees as described below.

     The Audit Committee of the Company consists of Directors William W. Canfield, Edward G. Throop and Lloyd D. Doerflinger. The committee meets periodically to examine and approve the audit report prepared by the independent auditors of the Company and its subsidiaries, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. During fiscal year 1996, the Audit Committee met three times.

     The Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors in accordance with the Company's Bylaws. In its deliberations, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would allow the Board to continue its geographic diversity that provides for adequate representation of each of its market areas. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company's stockholders for nominees nor, subject to the procedural requirements set forth in the Company's Certificate of Incorporation and Bylaws, established any procedures for this purpose. During fiscal year 1996, the Board of Directors met once as the Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Directors David V. McCay, Edward G. Throop, William W. Canfield and Frank
C. Bick. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees and to recommend changes and to monitor and evaluate employee morale. Mr. McCay does not participate in deliberations regarding his compensation. The Compensation Committee met twice during fiscal year 1996.

_________________________________________________________________
                  DIRECTOR COMPENSATION
_________________________________________________________________

     Each member of the Board of Directors of the Company (other than Mr. McCay who receives no fees for his service on the Board of Directors) receives a monthly fee of $2,000 and a fee of $250 for each committee meeting attended. Directors of the Association (other than Mr. McCay) are also eligible to receive a fee of $500 for each meeting of the Board of Directors held on a day other than the day of a meeting of the Company's Board of Directors although no such fees were paid during fiscal year 1996. Although directors of the Association may individually enter into agreements with the Association under which payment of their board fees will be deferred to a specified future date, as of the date hereof, no director has entered into such an agreement with the Association.

     The Company has adopted the Directors' Retirement Plan (the "Directors' Plan") for its non-employee directors who retire from the Company's Board of Directors at or after age 70 in accordance with its Bylaws. Each such director will receive, on each of the three annual anniversary dates of his retirement, an amount equal to 50% of the directors' fees which he received from the Company during the calendar year preceding his retirement. If a non-employee director dies before receiving all payments due under the Directors' Plan, any remaining payments will be made to his designated beneficiary. The Company will pay plan benefits from its general assets.

     Each non-employee director on the effective date of the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") (specifically, Directors Bick, Canfield, Doerflinger and Throop and former Directors Magwitz and Monnig) received options to purchase 30,086 shares of Common Stock at an exercise price equal to $10.00 per share. All such options held by current directors will expire on April 8, 2003 if not sooner exercised. In its sole discretion, the committee that administers the Option Plan may grant to non-employee directors additional options with a per share exercise price equal to the market value of a share of Common Stock on the date of grant.

_________________________________________________________________
  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
_________________________________________________________________

     OVERVIEW AND PHILOSOPHY. The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of three outside directors and Director McCay. Mr. McCay does not participate in deliberations regarding his compensation. The Committee is responsible for developing the Company's executive compensation policies generally and for implementing those policies for the Company's senior executive officers (the Chairman of the Board, President and Chief Executive Officer and Senior Vice Presidents). The Company's Chief Executive Officer, under the direction of the Committee, implements the Company's executive compensation policies for the remainder of the Company's officers. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

     . To link executive compensation rewards to increases in shareholder value, as measured by favorable long term operating results and continued strengthening of the Company's financial condition.

     . To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long term operating results and strategic objectives.

     . To correlate, as closely as possible, executive officers' receipt of awards with the attainment of specified performance objectives.

     . To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long term shareholder value.

     . To attract and retain top performing executive officers for the long term success of the Company.

     . To facilitate stock ownership through the granting of stock options and through share awards issued through an employee stock ownership plan and management recognition plans.

     In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus plan and plans that provide long-term incentives through the facilitation of stock ownership in the Company, including a stock option plan, management recognition plans and an employee stock ownership plan.

     BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other

characteristics.   The Committee's objective is to provide for
base salaries that are competitive with the average salary paid by the Company's peers.

     BONUS PLAN.   The Company maintains a discretionary bonus
plan which provides for annual cash incentive compensation based on satisfaction of a combination of individual and Company performance objectives. Under this plan, the bonuses to be paid each year under the Bonus Plan are determined by the Company's Board of Directors at year end based on the Company's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year.

     Under the Bonus Plan, the Company determines the maximum discretionary bonus for which each employee is eligible according to the following schedule:

                 MAXIMUM DISCRETIONARY
                    BONUS AS % OF                JOB
     TIER         ANNUAL BASE SALARY        CLASSIFICATION
     ----        ---------------------      ---------------
      1               40                    President/CEO
      2               30                    Executive Officers
      3               20                    Senior Officers
      4               15                    Junior Officers and
                                              Branch Managers
      5               10                    Department Heads and
                                              Supervisors
      6                5                    Full-time Employees


     The graduated percentages associated with the six tiers of job classification are designed to reflect the relative contribution of individual employees in each tier to the overall success of the Company in meeting the goals set forth in its Business Plan. The Committee believes that this plan provides a direct link between the value created for the Company's shareholders and the compensation paid to its employees. The distribution of awards under the bonus plan is determined by the Company's success in meeting specified performance objectives. Fulfillment of these objectives promotes both the short-term and the long-term success of the Company.

     Although the Company met various of the performance goals in the Business Plan for fiscal year 1996, the Board of Directors determined not to pay any cash bonuses under the Bonus Plan for fiscal year 1996 in view of the decline in earnings resulting from the special assessment to recapitalize the Savings Association Insurance Fund and other strategic charges taken in the third quarter of 1996.

     STOCK RELATED AWARD PLANS. The Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock.

     Stock Option and Incentive Plan. In connection with the Conversion, the Company adopted the Jefferson Savings Bancorp, Inc. 1993 Stock Option and Incentive Plan (the "Option Plan") as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Under this plan, participants are eligible to receive stock options, stock appreciation rights and shares of restricted stock. Awards under the Option Plan are subject to vesting and forfeiture as determined by the Committee. Options, restricted stock and stock appreciation rights are granted at the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. The vesting of awards under this plan may be conditioned upon the Company's attainment of particular performance goals.

     Management Recognition Plans. In connection with the Association's conversion to stock form, the Company adopted the Management Recognition Plans and Trusts (the "MRPs") to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company, the Association and its subsidiaries and as an incentive to make further contributions in the future. Under the MRPs, participants are awarded restricted stock subject to vesting and forfeiture as determined by the Committee.

     The Company designed its executive compensation program to be competitive with similarly-situated institutions. Its compensation philosophy has historically consisted of providing competitive base compensation and benefit levels, short-term (i.e., year to year) performance incentives and a post-employment retirement program. In connection with the Conversion, the Company carefully restructured its benefit plans with the goal of aligning the interests of its employees with the interests of its stockholders. To this end, the Company, among other things, terminated its Pension Plan and replaced it with the ESOP, amended the 401(k) Plan to permit employees to invest their accounts in Common Stock (as well as in other investment funds) and adopted the MRPs and the Option Plan.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. McCay's annual rate of compensation for fiscal year 1996 was $252,500. The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. McCay's base salary for fiscal year 1996, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks both regionally and nationally. The Committee believes that Mr. McCay's base salary is generally competitive with the average salary paid by such institutions.

     For future years, Mr. McCay's base salary will be established in accordance with the terms of the employment agreement entered into between the Company, the Association and Mr. McCay. See "Executive Compensation -- Employment Agreement." Mr. McCay's annual rate of compensation, effective March 15, 1997, was increased to $276,666 per year, which represented an increase of 9.5% over his prior base salary. The Committee believes that the increase in the base salary of Mr. McCay adequately compensates him for his responsibilities with the Company and the Association and for his responsibility as Chairman of the Board and Chief Executive Officer of the Company's wholly owned subsidiary, the First Federal Savings Bank of North Texas. In establishing Mr. McCay's compensation, the Committee reviewed available data regarding historical levels of compensation of stock thrifts generally, of those in the region and of high performing associations nationally. Certain, but not all, of those companies are included in the SNL Thrifts (Midwest) and SNL OTC Thrift indexes included on the Stock Performance Graph below.

     The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                      Members of the Compensation Committee

                      David V. McCay
                      Edward G. Throop
                      William W. Canfield
                      Frank C. Bick


_________________________________________________________________
             COMPARATIVE STOCK PERFORMANCE GRAPH
_________________________________________________________________

     The graph and table which follow show the cumulative total return on the Common Stock since the date of completion of the Company's initial public offering, April 8, 1993, compared with the cumulative total returns for the Nasdaq Total Return Index, SNL OTC Thrift Index and SNL Thrifts (Midwest) Index over the same period. Cumulative total return on the stock or the index equals the total increase in value since April 8, 1993 assuming reinvestment of all dividends paid on the Common Stock or the index, respectively. The graph and table were prepared assuming that $100 was invested on April 8, 1993 in the Common Stock and in each of the indexes. The shareholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

             CUMULATIVE TOTAL SHAREHOLDER RETURN
        COMPARED WITH PERFORMANCE OF SELECTED INDEXES
            April 8, 1993 through December 31, 1996

    [Line graph appears here depicting the cumulative total shareholder return for $100 invested in the Common Stock as compared to $100 invested in the Nasdaq Total Return Index, SNL Thrifts (Midwest) Index and SNL OTC Thrift Index. Line graph begins at April 8, 1993 and plots the cumulative total return at December 31, 1993, 1994, 1995 and 1996. Plot points are provided below.]

                              4/8/93    12/31/93  12/31/94  12/31/95  12/31/96
                             --------  --------  --------  --------  ---------
The Company                   100      114.29    114.29    198.21    188.05
Nasdaq Total Return           100      116.84    114.21    161.51    198.67
SNL Thrifts (Midwest) Index   100      117.85    123.39    186.50    234.97
SNL OTC Thrift Index          100      119.80    120.82    183.71    239.00


_________________________________________________________________
         Executive Compensation and Other Benefits
_________________________________________________________________

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each other executive officer of the Company whose salary and bonus earned in fiscal year 1996 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries (the "Named Executive Officers").

                                       ANNUAL COMPENSATION
                               ------------------------------------
NAME AND               FISCAL                          OTHER ANNUAL     ALL OTHER
PRINCIPAL POSITION     YEAR    SALARY     BONUS(1)  COMPENSATION (2) COMPENSATION(3)
-----------------      ----    ------     -----    ----------------  --------------
David V. McCay          1996  $249,147    $    --    $    --          $43,656
Chairman of the Board,  1995   230,492     94,000         --           55,000
President and Chief     1994   208,235     58,800         --           32,697
  Executive Officer

Gary G. Honerkamp       1996   104,852         --         --           41,807
Senior Vice President   1995    98,212     30,000         --           53,446
and Secretary           1994    89,128     18,900         --           30,871

John D. Schlecht        1996    98,867         --         --            41,460
Senior Vice President/  1995    92,389     28,200         --            53,271
Senior Loan Officer     1994    84,132     17,850         --            29,822

Paul J. Milano          1996    96,480         --         --            41,452
Senior Vice President,  1995    88,202     27,000         --            53,146
Treasurer, Chief        1994    79,119     16,800         --            28,729
Financial Officer and
Senior Accounting Officer

_____________
(1)    Bonuses are shown in year earned.
(2) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. In each case, the amount of such benefits received by each Named Executive Officer in fiscal years 1996, 1995 and 1994 did not exceed 10% of the Named Executive Officer's salary and bonus.
(3)    For fiscal year 1996, consists of $4,500, $3,145, $2,850
       and $2,894 in Company matching contributions to the 401(k) Plan on behalf of Messrs. McCay, Honerkamp, Schlecht and Milano, respectively, and $39,156, $38,662, $38,610 and
       $38,558 which was the value of shares of the Common Stock allocated to each of their respective accounts in the ESOP.


     YEAR-END OPTION VALUES. The following table sets forth information concerning the number and potential realizable value at the end of the fiscal year of options held by each of the Named Executive Officers. No options or stock appreciation rights ("SARs") were exercised by any Named Executive Officer during fiscal year 1996.

                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                     OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                     --------------------------    ---------------------------
NAME                 EXERCISABLE  UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                 -----------  -------------    -----------   -------------
David V. McCay        57,336           --          $917,376       $     --
Gary G. Honerkamp     11,475        7,651           183,600        122,416
John D. Schlecht      11,475        7,651           183,600        122,416
Paul J. Milano        11,475        7,651           183,600        122,416

_____________
(1) Calculated based on the product of (a) the number of shares subject to options times (b) the difference between the fair market value of the underlying Common Stock at December 31, 1996, based on the closing sale price of the Common Stock on that date as reported on the Nasdaq National Market ($26 per share), and the exercise price of the options ($10.00 per share).

     EMPLOYMENT AGREEMENT. The Company and the Association have entered into an employment agreement (the "Employment Agreement") with David V. McCay, President and Chief Executive Officer of the Association and Chairman of the Board, President and Chief Executive Officer of the Company. The Employment Agreement initially became effective for a term of three years as of the date of completion of the Association's conversion to stock form (the "Conversion"). On each anniversary date from the date of commencement of the Employment Agreement, the term of employment may be extended for an additional one-year period beyond the then-effective expiration date, upon a determination by the Board of Directors that the performance of Mr. McCay has met the required standards and that the Employment Agreement should be extended. The Employment Agreement provides Mr. McCay with a current base salary of $276,666 per annum and a salary review by the Board of Directors not less often than annually, as well as inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreement will terminate upon Mr. McCay's death or disability and is terminable by the Association for "just cause" as defined in the Employment Agreement. In the event of termination for "just cause," no severance benefits are available. If the Association terminates Mr. McCay without just cause, he will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreement plus an additional 12-month period, but in no event in excess of three years' salary. If the Employment Agreement is terminated due to Mr. McCay's "disability" (as defined in the Employment Agreement), he will be entitled to a continuation of his salary and benefits until the end of the one-year period following termination, inclusive of any amounts received under the Association's disability insurance plan. Mr. McCay may voluntarily terminate his Employment Agreement by providing 60 days' written notice to the Boards of Directors of the Association and the Company, in which case he is entitled to receive only his compensation, vested rights and benefits up to the date of termination. If, before attaining age 65, Mr. McCay's employment terminates for reasons other than just cause, then he and his dependents will continue to participate in the Association's group health plan until he attains age 65 (or would have attained age 65 had he lived).

     The Employment Agreement provides that in the event of Mr. McCay's involuntary termination of employment in connection with, or within one year after, any change in control of the Association or the Company, other than for "just cause," he will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986 (the "Code"), and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code, that he receives as a result of the change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Association's or Company's voting stock, the control of the election of a majority of the Association's or the Company's directors or the exercise of a controlling influence over the management or policies of the Association or the Company. In addition, a change in control occurs under
the Employment Agreement when, during any consecutive two-year period, directors of the Company or the Association at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Association, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement also provides for a similar lump-sum payment to be made in the event of Mr. McCay's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by Mr. McCay, including (i) requiring him to move his personal residence or perform his principal executive functions more than 35 miles from the Association's current primary office, (ii) a reduction in his base compensation as then in effect, (iii) failing to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans, (iv) assigning duties and responsibilities to him which are other than those normally associated with his position with the Company and the Association, (v) materially diminishing his authority and responsibility, and (vi) failing to re-elect him to the Company's or the Association's Board of Directors. The maximum payments that would be made to Mr. McCay under the Employment Agreement assuming his termination of employment under the foregoing circumstances at December 31, 1996 would have been approximately $754,975.

     SUPPLEMENTAL RETIREMENT AGREEMENT. In order to secure the continuing services of David V. McCay, the Board of Directors of the Association has entered into a Supplemental Retirement Agreement (the "SRA") with Mr. McCay. Upon termination of his employment with the Association, Mr. McCay will be entitled under the SRA to receive annual payments from the Association for the remainder of his life in an amount equal to (i) the product of his "Vested Percentage" times 75% of his "Final Average Compensation," less (ii) 50% of the sum of the annual social security benefits payable to Mr. McCay upon his termination of employment, plus the annual amount he would receive if his employer-provided benefits under the 401(k) Savings Plan were paid in the form of a 50% joint and survivor annuity (the "Offset Amount"). "Vested Percentage" means 50% increased by 2-1/3% per year of Mr. McCay's service with the Association following the Conversion (up to a maximum Vested Percentage of 100%). "Final Average Compensation" means Mr. McCay's highest annual compensation for three of the five calendar years preceding his termination of employment. In the event of termination due to disability, Mr. McCay would receive annual payments in the amount of 75% of his Final Average Compensation less his Offset Amount. In the event Mr. McCay's spouse survives him, she will be entitled to receive 50% of the amount Mr. McCay would have received had he retired on the date of his death, assuming his Vested Percentage was 100%. Termination for "just cause" (as defined in the Employment Agreement) would result in his forfeiture of all SRA benefits, unless the Association's Board of Directors determines to the contrary. In the event Mr. McCay's employment is terminated for other than "just cause" or in the event of termination in connection with a change in control which triggers the payment of compensation to Mr. McCay under the Employment Agreement, then the Vested Percentage shall be deemed to be 100% and the present value of the benefits payable to him would be paid in one lump sum within 10 days of termination of employment.

     The following table sets forth the annual retirement benefits that Mr. McCay would receive under the SRA inclusive of the Offset Amount at various compensation levels after the specified years of service:

                                YEARS OF SERVICE
FINAL AVERAGE     ----------------------------------------------
ANNUAL SALARY       1         4         7           10       15
-------------     ------      ------    ------    ------    -----

$200,000          $100,000   $114,000   $124,500   $135,000   $150,000
 350,000           175,000    199,500    217,875    236,250    262,500
 500,000           250,000    285,000    311,250    337,500    375,000
 750,000           375,000    427,500    466,875    506,250    562,500

     Final Average Compensation equals salary and bonus as disclosed in the Summary Compensation Table, as well as any additional amounts that would be included as W-2 earnings paid to Mr. McCay and amounts withheld from Mr. McCay under the 401(k)
Plan.


_________________________________________________________________
                   Certain Transactions
_________________________________________________________________

     The Association and the Bank offer loans to officers and directors and employees of the Company and its subsidiaries in the ordinary course of business. Loans to executive officers and directors are made by the Association and the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     Set forth below is certain information at December 31, 1996 relating to loans made to directors and executive officers (not including affiliates) of the Company whose total aggregate balances exceeded $60,000 at any time since January 1, 1996. All such loans were made by the Association. Except for Mr. Deves' residential mortgage which was made at the employee rate, all such loans were made at the prevailing interest rates and on terms available to other customers of the Association.


NAME AND                                                         BALANCE AT        HIGHEST
RELATION                                   DATE      ORIGINAL    DECEMBER       BALANCE SINCE
TO COMPANY           TYPE OF LOAN       ORIGINATED    AMOUNT     31, 1996      JANUARY 1, 1996
------------         -----------        ----------   --------    -----------   ---------------
William W. Canfield  Home Equity Line(1)  1/25/90    $250,000    $ 46,883         $224,408
 Director

John P. Deves        Residential
 Senior Vice         Mortgage (1)(2)     10/02/92     257,000     241,302          244,821
 President           Home Equity Line(3)  5/09/96      42,000      41,706           42,175

Lloyd D. Doerflinger Residential
 Director            Mortgage (1)         1/23/89     260,000     194,589          208,081

David V. McCay       Residential
 President and       Mortgage (1)         2/28/94     256,000          --          250,499
 Director                                 5/15/95      52,000      51,224           51,724

John D. Schlecht     Residential
 Senior Vice         Mortgage (1)         2/09/96     136,000     134,549          136,000
 President           Home Equity Line(3)  2/09/96      30,000      24,103           24,603

Edward G. Throop     Residential
 Director            Mortgage (1)         1/19/96     480,000     475,113          480,000

___________
(1) Loans secured by a first mortgage on the borrower's primary residence.
(2) Loan made at the employee rate which is 125 basis points below the rate offered to customers of the Association.
      The current rate on this loan is 7.5% per annum.
(3) Loans secured by a second mortgage on the borrower's primary residence.


_________________________________________________________________
             SECURITY OWNERSHIP OF MANAGEMENT
_________________________________________________________________

     The following table sets forth, as of the Record Date, the beneficial ownership of the Common Stock by each of the Company's directors and Named Executive Officers, and by all directors and executive officers as a group.

                           AMOUNT AND NATURE OF         PERCENT OF SHARES OF
NAME                     BENEFICIAL OWNERSHIP (1)    COMMON STOCK OUTSTANDING(2)
----                     -----------------------     ---------------------------
Frank C. Bick                   77,067 (3)                 1.5%
William W. Canfield             65,747 (4)                 1.3%
Lloyd D. Doerflinger            50,187 (5)                 1.0%
David V. McCay                  96,574 (6)                 1.9%
Forrest W. Miller, Jr.          13,200 (7)                 0.2%
Edward G. Throop                82,461                     1.6%
Gary G. Honerkamp               48,103 (8)                 0.9%
John D. Schlecht                55,929 (9)                 1.1%
Paul J. Milano                  40,653 (10)                0.8%

All Directors and Executive    545,567 (11)               10.9%
 Officers as a Group
 (10 persons)

_____________
(1) For the definition of beneficial ownership, see footnote 1 to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, ownership is direct and the named individual exercises sole voting and investment power over the shares listed as beneficially owned by such person. Ownership figures for Messrs. Bick, Canfield, Doerflinger and Throop each include 30,086 shares of Common Stock which they have the right to acquire pursuant to options. Ownership figures for Messrs. Honerkamp, Schlecht and Milano each include 15,300 shares which they have the right to acquire pursuant to options exercisable within 60 days of the Record Date and 3,647 shares of restricted previously awarded under the Jefferson Savings Bancorp, Inc. Management Recognition Plans and Trusts (the "MRPs") which shares are scheduled to vest within 60 days of the Record Date.
(2) In calculating the percentage ownership of each named individual and the group, the number of shares outstanding is deemed to include any shares of the Common Stock which the individual or the group has the right to acquire within 60 days of the Record Date.
(3)  Includes 46,981 shares held as trustee.
(4) Includes 8,000 shares held by spouse as to which Mr. Canfield disclaims beneficial ownership, 11,600 shares held in his individual retirement accounts ("IRAs"), 16,061 shares held as trustee.
(5) Includes 5,000 shares held in Mr. Doerflinger's IRA and 15,100 shares held as trustee.
(6) Includes 1,600 shares held by spouse as to which Mr. McCay disclaims beneficial ownership, 24,040 shares held as trustee, 5,626 shares held in his account in the Association's 401(k) Savings Plan (the "401(k) Plan"), 7,972 shares allocated to his account in the Jefferson Savings Bancorp, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") and 57,336 shares which he has the right to acquire pursuant to options.
(7) Includes 5,200 shares held jointly, 1,000 shares held in Mr. Miller's IRA, 1,500 shares held as trustee for the Royale Orleans Incorporated Retirement Plan, and 5,500 shares held by Royale Orleans Incorporated of which he is President.
(8) Includes 14,171 shares held in Mr. Honerkamp's 401(k) Plan account and 6,401 shares allocated to his ESOP account.
(9) Includes 10,960 shares held in Mr. Schlecht's IRA, 8,730 shares held in his 401(k) Plan account, and 6,267 shares allocated to his ESOP account.
(10) Includes 1,500 shares held in Mr. Milano's IRA, 3,161 shares held in his 401(k) Plan account and 6,104 shares allocated to his ESOP account.
(11) Includes shares held in the various capacities described in the footnotes above. Includes 33,025 shares held in 401(k) Plan accounts of executive officers and 31,190 shares allocated to their accounts in the ESOP. Includes 229,287 shares which directors and executive officers of the Company have the right to acquire pursuant to options exercisable within 60 days of the Record Date and 12,797 shares of restricted Common Stock granted to executive officers pursuant to the MRPs, which shares will vest within 60 days of the Record Date. Does not include 382,538 unallocated shares held by the ESOP, the voting of which shares is directed by the ESOP Trustee in the same proportion that employees vote allocated shares.


_________________________________________________________________
     PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
_________________________________________________________________

     KPMG Peat Marwick LLP, which was the Company's independent certified public accounting firm for the 1996 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 1997 fiscal year, subject to ratification by the Company's stockholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he so desires. The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors for the 1997 fiscal year.

_________________________________________________________________
                     OTHER MATTERS
_________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

_________________________________________________________________
                    MISCELLANEOUS
_________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation. The Company has retained D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for which they will receive a fee of $1,000, plus reimbursement of certain out-of-pocket expenses.

     The Company's 1996 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO: STOCKHOLDER RELATIONS, JEFFERSON SAVINGS BANCORP, INC., 14915 MANCHESTER ROAD, BALLWIN, MISSOURI 63011.

_________________________________________________________________
                STOCKHOLDER PROPOSALS
_________________________________________________________________

     In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive office at 14915 Manchester Road, Ballwin, Missouri 63011 no later than November 28, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Gary G. Honerkamp

                           GARY G. HONERKAMP
                           SECRETARY
Ballwin, Missouri
March 27, 1997

                    REVOCABLE PROXY
             JEFFERSON SAVINGS BANCORP, INC.
_________________________________________________________________
               ANNUAL MEETING OF STOCKHOLDERS
                       MAY 6, 1997
_________________________________________________________________

     The undersigned hereby appoints William W. Canfield and Lloyd D. Doerflinger, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Jefferson Savings Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at Radisson Hotel Denton, 2211 I-35 E. North, Denton, Texas on Tuesday, May 6, 1997 at 9:00 a.m., Central Time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

                                                        VOTE
                                                FOR    WITHHELD
                                                ---    --------
 1.  The election as director of the
     nominee listed below (except as
     marked to the contrary below).            [   ]    [   ]

     Edward G. Throop

     INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

     ____________________________

                                               FOR    AGAINST   ABSTAIN
                                               ---    --------  -------
 2.  Ratification of the appointment of
     KPMG Peat Marwick LLP as auditors for
     the 1997 fiscal year.                    [  ]    [  ]       [  ]


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NAMED
NOMINEE AND "FOR" THE RATIFICATION OF THE COMPANY'S AUDITORS.

_________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEE AND FOR THE RATIFICATION OF AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
_________________________________________________________________

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifica-tion to the Secretary of the Company at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, the Company's Proxy Statement for the Annual Meeting and an Annual
Report for the 1996 fiscal year.

Dated: _______________________, 1997


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, admin-istrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


Please check here if you plan
to attend the Annual Meeting.   [   ]

_________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
_________________________________________________________________